UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2011

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 2, 2011, Atrinsic, Inc. (the “Company”) announced that it has given formal written notice to The NASDAQ Stock Market (“NASDAQ”) of its intention to voluntarily delist its common stock from NASDAQ, in part due to the Company’s non-compliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market.  As a result of the foregoing, trading in the Company’s securities was suspended on NASDAQ effective with the open of business on Thursday, November 3, 2011.

The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) and NASDAQ on or about November 14, 2011 to effect the voluntary delisting of its common stock from NASDAQ.  The official delisting of the Company’s common stock will become effective approximately ten days thereafter, on November 24, 2011. The Company will continue to file periodic reports with the SEC pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

Upon suspension from NASDAQ on November 3, 2011, the Company’s common stock began quotation on the over-the-counter (“OTC”) market tier, OTCQB. Operated by OTC Markets Group Inc., the OTCQB is a market tier for OTC traded companies that are registered and reporting with the SEC.  The Company anticipates that its common stock will continue to trade under the symbol ATRN on the computerized OTCQB system.

As previously disclosed, on August 16, 2011, the Company received notice from the NASDAQ Listing Qualifications Staff indicating that the Company was not in compliance with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The NASDAQ Capital Market pursuant to Listing Rule 5550(b). The Company remains non-compliant with that requirement and ultimately determined that the administrative burdens associated with being a listed security outweigh the benefits to the Company and its shareholders of a continued NASDAQ listing.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K may be forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as "intend," "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Such forward-looking statements are based on current expectations, but may differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this Current Report, and the Company assumes no obligations to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: November 8, 2011	By:	/s/ Nathan Fong
Nathan Fong
Chief Financial Officer